UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 21, 2010
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 21, 2010, vFinance Investments Holdings, Inc., a subsidiary of National Holdings Corporation (“vFinance Investments”), completed a sale of a minority equity interest in EquityStation, Inc., a broker-dealer subsidiary of vFinance Investments (“EquityStation”), pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”), dated July 21, 2010, by and among vFinance Investments, Equity Station and Osage, LLC, an Osage Nation limited liability company (“Osage”).  Pursuant to the Purchase Agreement, Osage was also granted an option to acquire additional shares of EquityStation common stock which, if exercised, would result in Osage owning majority stake in EquityStation.

Purchase Agreement

vFinance Investments sold 249 shares of its EquityStation common stock (the “ES Common Stock”) to Osage, equal to 24.9% of the issued and outstanding ES Common Stock, at an aggregate purchase price of $800,000.  vFinance Investments also granted Osage a 12-month option (the “Option”) to purchase an additional 301 shares of ES Common Stock for the lesser of (i) $1,700,000 or (ii) such other amount as may be agreed to between the parties, subject to certain adjustments.  In the event that the Option is exercised, Osage would own 55% of EquityStation.

Pursuant to the terms of the Purchase Agreement, each of EquityStation, vFinance Investments and Osage have a right of first refusal in the event either vFinance Investments or Osage seek to transfer their shares of ES Common Stock (the “Offered Shares”).  In addition, vFinance Investments and Osage have co-sale rights in the event that all of the Offered Shares are not purchased by EquityStation or the non-transferring holder and have been granted piggy-back registration rights in the event ES Common Stock become registered under the Securities Act of 1933, as amended.  EquityStation has agreed to elect one designee of Osage to its Board of Directors

The description of the Purchase Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.37, which is incorporated herein by reference.

Item 8.01   Other Events.

On July 27, 2010, the Company issued a press release announcing the closing of the sale of equity in EquityStation described in Item 1.01.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit

10.37	Share Purchase Agreement, dated July 21, 2010, by and among EquityStation, Inc., vFinance Investments Holdings, Inc. and Osage, LLC.

99.1	Press Release dated July 27, 2010.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
By:	/S/ MARK GOLDWASSER
Mark Goldwasser
President and Chief Executive Officer
Dated: July 27, 2010

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